UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-12


                             OBIE MEDIA CORPORATION
         ---------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         ---------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)   Title of each class of securities to which transaction applies:
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       2)   Aggregate number of securities to which transaction applies:
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       3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       4)   Proposed maximum aggregate value of transaction:
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       5)   Total fee paid:
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[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


       1)   Amount Previously Paid:
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       2)   Form, Schedule or Registration Statement No.:
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       4)   Date Filed:
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



















                             OBIE MEDIA CORPORATION


                            NOTICE OF ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT


                                  MAY 20, 2004

                             OBIE MEDIA CORPORATION
                              4211 WEST 11TH AVENUE
                              EUGENE, OREGON 97402

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 2004

To the shareholders of
Obie Media Corporation:

                  The annual meeting of the shareholders of Obie Media Corporation, an Oregon corporation (the "Company"), will be held at 3 p.m. on May 20, 2004, at the offices of the Company, located at 4211 West 11th Avenue, Eugene, Oregon, for the following purposes:

                  1. To elect five directors to serve until the 2005 annual meeting of shareholders.

                  2. To transact such other business as may be properly brought before the meeting.

                  The foregoing items of business are more fully described in the proxy statement accompanying this notice.

                  All shareholders are invited to attend the meeting. Shareholders of record at the close of business on April 1, 2004, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. Shareholders may vote in person or by proxy.

                                           By order of the Board of Directors

                                           Delores M. Mord
                                           Secretary


Eugene, Oregon
April 12, 2004

YOUR VOTE IS IMPORTANT. Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the accompanying envelope to ensure that your shares will be voted.

                             OBIE MEDIA CORPORATION

                                 PROXY STATEMENT

                       2004 ANNUAL MEETING OF SHAREHOLDERS


                                  INTRODUCTION

                  The enclosed proxy is solicited by the Board of Directors of Obie Media Corporation (the "Company" or "Obie Media"), to be used at the annual meeting of shareholders to be held at 3 p.m. on May 20, 2004, and at any adjournment or postponement thereof. The meeting will be held at the Company's offices located at 4211 West 11th Avenue, Eugene, Oregon 97402. A copy of the notice of the meeting is attached. The Company expects to mail this proxy statement and the proxy to shareholders on or about April 12, 2004.

                  The persons named in the enclosed proxy will vote in the manner directed and, in the absence of such direction, will vote for the election of all of the named nominees for director. As to other items of business that may arise at the meeting, the proxyholders will vote in accordance with their best judgment.

                  Any proxy submitted by a shareholder may be revoked by the shareholder at any time before its use by giving notice of such revocation to the Secretary of the Company. Shareholders wishing to revoke a proxy before the commencement of the meeting must give their revocation notice to the Secretary in writing. If a shareholder attends the meeting and notifies the Secretary verbally or in writing that he or she desires to vote in person, his or her proxy will not be used.

                  The solicitation of proxies is being handled by the Company at its own cost, principally through the use of the mails. Brokers, dealers, banks and other nominees will be requested to forward soliciting material to the beneficial owners of the shares and to obtain authorization for the execution of proxies. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to the beneficial owners of stock held of record by such persons.

                  A copy of the Company's Annual Report to Shareholders for the fiscal year ended November 30, 2003 is enclosed. A copy of the Company's Form 10-K, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is included in the Annual Report to Shareholders.

                                  VOTING RIGHTS

                  All holders of record of the Company's Common Stock, without par value ("Common Stock"), at the close of business on April 1, 2004 will be entitled to vote in person or by proxy at the annual meeting. On that date 5,985,110 shares of Common Stock were outstanding and entitled to vote. The holders of the Common Stock are entitled to one vote for each share of Common Stock held. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock at the annual meeting will constitute a quorum for the transaction of business.

                  A majority of the outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Brokers are permitted to vote the shares held by them in "street name" on routine matters without receiving specific directions from the beneficial owners of the shares, but brokers must receive specific directions from beneficial owners before they may vote on nonroutine matters. Thus, brokers enter a "broker nonvote" on nonroutine matters with respect to shares where the broker has not received direction from the beneficial owner. These broker nonvotes, as well as "abstentions" and "withheld" votes, are counted in determining whether a quorum is present, but are not counted for or against the proposal at issue.


                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

                  The following table shows, as of February 1, 2004, the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by each person known by the Company to beneficially own 5% or more of the Company's Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

Name and Address                              Amount and Nature                 Percentage of
of Beneficial Owner                      of Beneficial Ownership (1)            Common Stock
-------------------                      -----------------------                ------------

Brian B. Obie                                    1,882,346(2)                       31.5%
Eugene, Oregon

Randall C. Pape                                 790,893(4)(6)                       13.2
Eugene, Oregon

T. Rowe Price Associates, Inc.                     590,800(5)                        9.9
Baltimore, Maryland

Dimensional Fund Advisors                          291,900(5)                        4.9
Santa Monica, California









Driehaus Capital Management, Inc.                  329,799(5)                        5.5
Chicago, Illinois

Delores M. Mord                                    300,693(2)                        5.0
Eugene, Oregon

Gary F. Livesay                                  73,420(6)(7)                        1.2
Eugene Oregon

Stephen A. Wendell                               24,658(2)(6)                          *
Eugene, Oregon

Richard C. Williams                              65,470(2)(6)                        1.1
Eugene, Oregon

Tobin S. Robbins                                    67,620(6)                        1.1
Vancouver, B.C.


All directors and executive officers      3,205,100(2)(3)(4)(6)(7)                  53.6
as a group (7 persons)


------------------
*Less than 1% of the outstanding shares.

(1) A person is considered to "beneficially own" any shares: (a) over which such person exercises sole or shared voting power; or (b) of which such person has the right to acquire ownership at any time within 60 days (e.g., though exercise of stock options). Voting and investment power relating to the shares referenced in the table above is exercised solely by the beneficial owner, except as indicated otherwise.

(2)  Includes shares owned by the spouses of the named persons as follows: Brian
     B. Obie, 122,275 shares; Delores Mord, 86,584 shares; Richard C. Williams, 4,611 shares; and for all directors and executive officers as a group, 213,470 shares. All name persons disclaim beneficial ownership of shares owned by their spouse.

(3) Includes 48,270 shares owned by the Company's profit sharing and 401(k) plan.

(4) Includes 766,000 shares owned by The Pape Group, Inc. Mr. Pape is President and controlling shareholder of the Pape Group, Inc.

(5) As reported by the shareholders in a Schedule 13G filed with the SEC in February, 2004. The filings include shares held by the clients of T. Rowe Price, Dimensional Fund Advisors and Driehaus Capital Management.

(6) Includes shares subject to options exercisable within 60 days after February 1, 2004 as follows; Brian B. Obie, 1,115 shares; Randall C. Pape, 11,583 shares; Stephen A. Wendell, 11,583 shares; Richard C. Williams, 11,583 shares; Tobin S. Robbins, 58,000 shares; Gary F. Livesay, 400 shares; and for all officers and directors as a group, 94,264 shares.

(7) Includes 14,750 shares of stock under a restricted stock grant, of which 11,800 shares have yet to vest.

                                   PROPOSAL 1

                                                           ELECTION OF DIRECTORS

                  The Company's Restated Articles of Incorporation (the "Articles") provide that when the Company has five or fewer directors all directors will be elected annually. A majority of the current Board of Directors are independent directors. The nominations of the current Board of Director's for directors are: Brian B. Obie, Richard C. Williams, Randall C. Pape, Stephen
A. Wendell and Delores M. Mord.

                  Any nomination for director submitted by a shareholder must be made in accordance with the Company's Bylaws. Under the Company's Bylaws, any nomination for director submitted by a shareholder must be received by the Secretary no later than April 20, 2004. A shareholder submitting a director nomination must set forth as to each person whom the shareholder proposes to nominate: (a) the name, age, business address and residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the class or series and number of shares of capital stock of the Corporation owned beneficially or of record by the nominee; and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The shareholder notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. If shareholders wish to submit nominations for consideration at any subsequent annual shareholder meeting, such submission must be received by the Company's Secretary not less than 30 days before the date of that annual meeting.

                  So long as a quorum is present at the shareholder meeting, the five nominees for directors receiving the most votes cast in person or by proxy will be elected as directors for a one-year term. There is no cumulative voting. Shareholders may not vote for more than five directors. Directors will hold office until the 2005 annual meeting of Obie Media shareholders or until their successors are duly elected and qualified. All nominees for director have agreed to serve if elected. If any nominee should become unavailable to serve as a director prior to the annual meeting, the persons named in the enclosed proxy will vote for the substitute nominee who is designated by the Board of Directors.

                  Certain information with respect to each person nominated for election as a director at the annual meeting and each person whose term of office as a director will continue after the meeting is set forth below:

                                                                                         Director
Name                        Principal Occupation                             Age          Since
----                        --------------------                             ---         --------

Brian B. Obie               Chairman of the Board, President and Chief        62           1987
                            Executive Officer of the Company

Richard C. Williams         Retired - Former Chairman of Centennial           64           1996
                            Bancorp



Randall C. Pape             President and Chief Executive Officer of          53           1996
                            The Pape Group and President and Chief
                            Executive Officer of Liberty Financial Group

Stephen A. Wendell          Registered Representative and Investment          63           1996
                            Advisory Agent with KMS Financial Services,
                            Inc.

Delores M. Mord             Vice President of Obie Industries                 70           1987
                            Incorporated ("Obie Industries")

NOMINEES - TERMS TO EXPIRE IN 2005

         Brian B. Obie is the Chairman of the Board, President and Chief Executive Officer of Obie Media. He is a co-founder of Obie Media and has served as its President and as a director since its inception in 1987. Since January 1998, he has served as a director of Obie Media Limited, a British Columbia corporation and one of Obie Media's wholly owned subsidiaries, and, since September 1998, as a director of Philbin & Coine, Inc., ("P & C") a New York corporation and wholly owned subsidiary of the company. He is President and a director of O. B. Walls, Inc., a director of Select Media, Inc. and a Manager of Obie Billboard, LLC, all wholly owned subsidiaries of Obie Media Corporation.

         Mr. Obie is also President and a director of Obie Industries, a position he has held since 1968. Obie Industries, which now operates as a real estate management company, was Obie Media's parent corporation until 1996. Mr. Obie has over 40 years of experience in the out-of-home advertising industry. He was Chairman of the Board of Centennial Bancorp, a bank holding company from 1981 to 2000. From November 2002 until June 2003 Mr. Obie was a director of Umpqua Holdings Corporation ("Umpqua"), a bank holding company. He is a former mayor of Eugene, Oregon.

         Richard C. Williams served as Chairman of Centennial Bancorp until November 15, 2002, when Centennial Bancorp was sold to Umpqua. On that date he became a director of Umpqua. He served as President and Chief Executive Officer of Centennial Bancorp from 1981 to 2000. In addition, he served as a director of Centennial Bank from 1997 until it was sold to Umpqua in November 2002. In 1999 Mr. Williams became a director of Elmer's Restaurants Inc., a franchiser and operator of full service family-oriented restaurants.

         Randall C. Pape became a director of Obie Media in 1996. In 1981, he was named President of Pape Bros., Inc., and since 1990 he has held the position of President and Chief Executive Officer of The Pape Group, Inc., a supplier of capital equipment and services. The Pape Group, Inc. operates as a holding company for Pape Bros., Inc., Flightcraft, Inc., Hyster Sales Company, Pape Properties, Inc. and Industrial Finance Company. Since 1973, he has been President and Chief Executive Officer of Liberty Financial Group, which is a holding company for Liberty Federal Bank, SB, EcoSort LLC, Sanipac, Inc. and Commercial Equipment Lease Corporation. Mr. Pape has also served as a director of Northwest Natural Gas Company, a distributor of natural gas in Oregon and Washington, since 1996.

         Stephen A. Wendell became a director of Obie Media in 1996. Since November 1998, Mr. Wendell has been a registered representative and investment advisory agent with KMS Financial Services, Inc., an independent privately owned financial services firm based in Seattle, Washington. From 1995 to February 1998, he was Chief Financial Officer and a director of Umpqua Feather Merchants, Inc., a manufacturer and distributor of fishing flies and related accessories. From 1992 to 1995, Mr. Wendell served as a consultant to Umpqua Feather Merchants, Inc. and other companies. Since 1993, Mr. Wendell has been the principal shareholder and President of Continental Land and Cattle Company, a residential real estate development company.

         Delores M. Mord is a co-founder of Obie Media and has served as the Company's Secretary and as a director since the Company's inception in 1987. She served as Vice President of Obie Media until 1996. Ms. Mord has served as an officer (currently as Vice President) and a director of Obie Industries since its formation in 1960. Ms. Mord has over 40 years of experience in the out-of-home advertising industry.

BOARD COMMITTEES
----------------

         The Company maintains two standing committees of the Board of Directors, an Audit Committee and a Compensation Committee. The Company does not maintain a Nominating Committee because, at five members, the size of the Board of Directors is small and three of the five are independent directors.

AUDIT COMMITTEE
---------------

         The Audit Committee operates pursuant to a written charter adopted by the Board of Directors of the Company. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to the engagement and discharge of the Company's independent auditors and the terms of such engagement, reviews the policies and procedures of the Company and management with respect to maintaining the Company's books and records, and reviews with the independent auditors the results of the auditing engagement and any recommendations the auditors may have with respect to the Company's financial, accounting or auditing systems. Stephen Wendell, Randall Pape and Richard Williams serve on the Audit Committee, with Mr. Wendell serving as Chair. The Committee met three times during fiscal 2003. The board of directors has determined that the members of the Audit Committee are independent within the meaning of NASD Rule 4200(a)(15) of the Nasdaq listing standards. Mr. Wendell serves as the committee's financial expert.

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the period ended November 30, 2003 and has discussed with the Company's auditors the matters required to be discussed under SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP its independence. Based upon the review of the Company's audited financial statements and the discussions referenced in this paragraph, the Audit Committee recommended to the Company's Board of Directors that the financial statements for the Company as of and for the period ended November 30, 2003 be included in the Company's Annual Report on Form 10-K for the year then ended for filing with the Securities and Exchange Commission (the "Commission").

         During fiscal 2003 the Company retained PricewaterhouseCoopers LLP for services relative to the all four fiscal quarters and fiscal year end. They billed the Company an aggregate of $140,500 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended November 30, 2003.

         PricewaterhouseCoopers LLP did not bill the Company any fees for professional services rendered to the company for the fiscal year ended November 30, 2003 in connection with the design and implementation of financial information systems, but did bill the Company an aggregate of $59,636 in fees for other services, primarily income and sales tax related.

COMPENSATION COMMITTEE
----------------------

         The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors of the Company. It has the authority and responsibility to approve the Company's overall compensation strategy and establishes the salaries of the President and Chief Executive Officer and Vice President and Chief Financial Officer. The Compensation Committee also has the responsibility to approve for submission to the Company's shareholders all new equity-related incentive plans for management and to ensure that such plans are administered in a manner consistent with their terms and fixes the terms and awards of stock compensation, if any, for key employees and members of the Board of Directors in accordance with the rules in effect under Section 16 of the Exchange Act. Richard Williams, Randall Pape and Stephen Wendell, all independent directors, serve on the Compensation Committee, with Mr. Williams serving as Chair. The committee met twice during fiscal 2003.

BOARD MEETINGS DURING 2003 FISCAL YEAR
--------------------------------------

         The Board of Directors met five times during the 2003 fiscal year. In fiscal 2003, each director attended at least 75% of the meetings of the Board of Directors and the committees on which the director served.


COMPENSATION OF DIRECTORS
-------------------------

          Executive officers receive no compensation for serving as directors of Obie Media. All non-employee directors receive $10,000 ($5,000 in cash and $5,000 in equivalent stock options) for each year they serve as a director. Upon becoming a director, Obie Media grants to each non-employee director a NQO to purchase 5,000 shares of Common Stock under the Incentive Plan. On the date of each annual shareholder meeting, each non-employee director is granted an additional option to purchase 1,331 shares. Options granted to non-employee directors have a term of 15 years and an exercise price equal to the fair market value of the Company's Common Stock on the grant date. The options become exercisable by the director at the rate of 20% per year of service.


                        INFORMATION REGARDING MANAGEMENT

EXECUTIVE OFFICERS
------------------

         Each officer serves at the discretion of the Company's Board of Directors. There are no family relationships among any of the Company's directors or executive officers, except that Mr. Obie and Ms. Mord are cousins.

         The executive officers of the Company as of the date of this proxy statement are as follows:

                                                                             Has Served in
Name                       Age       Office                                  Present Office
----                       ---       ------                                  --------------
Brian B. Obie               62       Chairman of the Board, President and      Since 1987
                                     Chief Executive Officer

Gary F. Livesay             51       Vice President and Chief Financial        Since 2000
                                     Officer

Tobin S. Robbins            55       Vice President                            Since 2000

         See "Election of Directors" for biographical information concerning Mr. Obie.

         Gary F. Livesay was appointed Chief Financial Officer in December 2000. From June 1999 through November 2000 he served as Controller for Fisher Broadcasting Regional Group, and from 1982 through June 1999 as Vice President, Finance and Chief Financial Officer for a group of mid-market television stations owned first by Northwest Television Inc. and then by Retlaw Broadcasting.

         Tobin S. Robbins was appointed Senior Vice President, Administration in May of 2000 and is currently a Vice President of the Company. From 1982 through May 2000 Mr. Robbins was a partner in the law firm of Owen, Bird Barristers and Solicitors, Vancouver, British Columbia.

OTHER SIGNIFICANT EMPLOYEES
---------------------------

         Brad L. Falk, 38, was appointed President of the Company's wholly-owned subsidiary, Select Media, Inc. on December 1, 2002. He was a sales representative in the Company's Portland and Salem markets in 1994 and 1995, the Sales Manager for the Company's Dallas market from 1997 to 1999, and Vice President, Northeastern Region through 2000. He now serves as a Vice President of the Company in addition to his duties as President of Select Media, Inc.

         Cherie L. McGrath, 49, was appointed Vice President of the Company in 1998. She was the Company's Portland, Oregon Market Manager in 1996, Southwest Region Manager from 1997 to 1998, and Vice President, Southeastern Region from 1998 to 2000. She now serves as Vice President, Eastern North America.

         Sandy L. Trahan, 38, was appointed in 1998 Vice President of Obie Media Limited, the Company's' wholly owned subsidiary that operates in Canada. He was a sales representative in the Company's Portland, Oregon market from 1994 to 1996, and Sales Manager for that market from 1996 to 1998. He now serves as Vice President, Western North America.

         Casey K. Sexton, 36, was appointed Vice President of the Company in 2002. He was a sales representative in the Company's Spokane market from 1994 to 1998, General Manager of the Company's Washington markets from 1998 to 2000 and General Manager of the Company's Chicago market in 2001. He now serves as Vice President, Northeast Region.


EXECUTIVE COMPENSATION
----------------------

         The following table summarizes the compensation Obie Media paid during each of the last three fiscal years to its Chief Executive Officer and other executive officers whose salary and bonus exceeded $100,000 during fiscal 2003 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                             Long-Term Compensation Awards


                                                                              Restricted       Securities      All Other
                                          Fiscal      Salary       Bonus        Stock          Underlying     Compensation
Name and Principal Position                Year        ($)          ($)        Awards ($)        Options         ($)(1)
---------------------------              --------  -----------  -----------  ------------------------------ -----------------

Brian B. Obie,                            2003       $216,667            -             -                 -                 -
Chairman of the Board,                    2002        214,583            -             -             4,328                 -
   President and
   Chief Executive Officer                2001        207,772            -             -             1,267            $6,230


Wayne P. Schur,                           2003                           -             -                 -                 -
                                                   -
Executive Vice President (2)              2002              -                          -                 -                 -
                                                                         -
                                          2001        103,153                          -                 -                 -
                                                                         -


Gary F. Livesay                           2003        145,046            -       $29,352                 -                 -
Vice President                            2002        126,666            -             -             3,391                 -
Chief Financial Officer                   2001        111,265            -             -            25,000                 -


Tobin S. Robbins                          2003        110,000            -             -                 -                 -
Vice President                            2002        130,000            -             -             2,346                 -
                                          2001         93,338            -             -               571                 -

(1) Represents contributions made by the Company under its profit sharing and 401(k) plan on behalf of the applicable Named Executive Officers

(2) Mr. Schur did not receive any compensation from the Company until September 1, 1998. P & C paid him an annual base salary of $200,000 in 1998 (paid through August 31, 1998), with a bonus of $30,000. Pursuant to Mr. Schur's employment agreement with the Company, as amended, his annual salary from September 2000 to September 2001 was $133,361. Mr. Schur resigned from the Company effective September 2, 2001.


STOCK OPTION INFORMATION
------------------------

         There were no options granted to the Named Executive Officers during fiscal 2003:

         The following table sets forth certain information regarding options held by the Named Executive Officers at November 30, 2003:

                 AGGREGATED OPTION VALUES AT END OF FISCAL YEAR

                                        Number of Securities
                                       Underlying Unexercised                   Value of Unexercised
                                             Options at                       In-the-Money Options at
                                         November 30, 2003                    November 30, 2003 ($)(1)
                               ---------------------------------------  -------------------------------------
Name                              Exercisable        Unexercisable        Exercisable        Unexercisable
----
                               ------------------  -------------------  -----------------  ------------------
Brian B. Obie                              1,115                6,763                  -                   -
Gary F. Livesay                              400                8,491                  -                   -
Tobin Robbins                             58,000                2,917                  -                   -

1) On November 29, 2003, the market price of the Company's Common Stock was $2.65 per share. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to (i) the difference between that amount and the exercise price of the option multiplied by (ii) the number of the shares covered by the stock option.

INCENTIVE PLAN
--------------

         The Incentive Plan provides for the issuance of 649,300 shares of Common Stock to the Company's employees, directors and consultants. Shares may be issued pursuant to: (a) ISOs; (b) NQOs; (c) stock bonuses; and (d) direct sales of stock. ISOs may be issued only to the Company's employees and will have a maximum term of 10 years from the date of grant. The exercise price for ISOs may not be less than 100% of the fair market value of the Company's Common Stock at the time of the grant, and the aggregate fair market value (as determined at the time of the grant) of shares issuable upon the exercise of ISOs for the first time in any one calendar year may not exceed $100,000. In the case of ISOs granted to holders of more than 10% of the Company's Common Stock, the exercise price may not be less than 110% of the fair market value of the Company's Common Stock at the time of the grant, and the term of the option may not exceed five years. Under the Incentive Plan, NQOs have a maximum term of 15 years from the date of grant and must be granted at an exercise price not less than 85% of the fair market value of the Company's Common Stock at the date of grant. Options become exercisable in whole or in part from time to time as determined by the Board's Compensation Committee, which administers the Stock Plan.

         At November 30, 2003, options covering 349,923 shares were outstanding under the Incentive Plan, with a weighted average exercise price of $6.62 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our policy for transactions with affiliates, adopted following the Company's initial public offering in November 1996, provides that all proposed transactions by the Company with its directors, officers, 5% shareholders and their affiliates be entered into only if such transactions are (a) on terms no less favorable to Obie Media than could be obtained from unaffiliated parties,
(b) reasonably expected to benefit Obie Media and (c) approved by a majority of the disinterested, independent members of the Company's Board of Directors. Set forth below are descriptions of certain transactions between Obie Media and its directors, officers or 5% shareholders or their affiliates since December 1, 1997.


OUTDOOR ADVERTISING DISPLAYS
----------------------------

         The Company leases land for one outdoor advertising display (two in 2003) from MO Partners, in which Brian Obie and Delores Mord hold partnership interests of 85% and 15%, respectively. Lease payments were $12,000 and $19,284 in fiscal 2003 and 2002, respectively. The Company believes that the terms of these leases are at least as favorable to Obie Media as would be available with an unrelated third party through arm's-length negotiations.

OFFICE AND PRODUCTION SPACE
---------------------------

         In April 1997, the Company consolidated the Company's operations in Eugene in a headquarters building leased from Obie Industries at market rates. The Company's rental and lease payments on this property were $344,000 and $328,541 in fiscal 2003 and 2002, respectively. Brian Obie is the President, a director and the controlling shareholder of Obie Industries.

PERSONAL SERVICES
-----------------

         Brian Obie, the Company's Chairman of the Board, President and Chief Executive Officer, provides limited services to Obie Industries and its subsidiaries. It is estimated that Mr. Obie spends on average less than 5% of his time working on Obie Industries matters.


          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's officers, directors and more-than-10% shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and more-than-10% shareholders are required by Commission regulations to furnish the Company with all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms that the Company received and written representations from the Company's officers and directors, the Company believes that all required forms were timely filed with respect to fiscal 2003.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         PricewaterhouseCoopers LLP, independent public accountants, examined the financial statements of the Company for fiscal 2003. Representatives of PricewaterhouseCoopers LLP will be at the annual meeting and will have an opportunity to make a statement if they desire to do so and answer any appropriate questions concerning their report. However, management has been advised that the representatives of PricewaterhouseCoopers LLP do not plan to make a statement.

         The Company will appoint at a later date independent public accountants to audit the Company's financial statements for the 2004 fiscal year. The Board of Directors or the Audit Committee will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.


                              SHAREHOLDER PROPOSALS

         Shareholders may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company's Bylaws. For business to be properly brought before the 2004 annual meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company, in writing, on or before the close of business on April 20, 2004. In order to be valid, a shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the matter proposed to be brought before the meeting; (b) the name and record address of such shareholder; (c) the number of shares of the Company's Common Stock which are owned beneficially or of record by such shareholder; and (d) any material interest of the shareholder in the matter. The presiding officer at an annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer determines that any matter has not been properly brought before the meeting, he or she will so declare at the meeting, and any such matter will not be considered or acted upon.

         To be eligible for inclusion in the Company's proxy materials for the 2005 annual meeting of shareholders, a proposal, other than for election of directors, intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the rules of the Commission governing such proposals, be received no later than December 19, 2004 by the Secretary of the Company at the Company's executive offices at 4211 West 11th Avenue, Eugene, Oregon 97402.

         With respect to shareholder nominations of directors, the procedures prescribed by the Bylaws are described under "Election of Directors" above.


                                  OTHER MATTERS

         While the notice of the annual meeting of shareholders provides for the transaction of such other business as may properly come before the meeting, management does not know of any matters to be presented other than the matter set forth in this proxy statement. If any further business is presented to the meeting, the persons named in the proxies will vote the shares represented by such proxies according to their best judgment.

Eugene, Oregon
April 12, 2004

                                MEDIA CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   ANNUAL MEETING OF SHAREHOLDERS MAY 20, 2004

         The undersigned hereby appoints Brian B. Obie and Tobin S. Robbins as proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of OBIE MEDIA CORPORATION on May 20, 2004, and any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present. Either or both of the proxies may exercise all powers granted hereby.

1. ELECTION OF DIRECTORS
         |_| VOTE FOR all five nominees for director listed below (except as marked to the contrary)

         |_| WITHHOLD AUTHORITY to vote for nominees listed below

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW)

         Brian B. Obie            Randall C. Pape'            Stephen A. Wendell

                Richard C. Williams                Delores M. Mord


         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR DIRECTOR. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.


                                                     Dated:             , 2004
                                                           -------------
                                                     --------------------------

                                                     --------------------------
                                                     Signature or Signatures

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.